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                                                                    Exhibit 23.2


                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated December 16, 1997 relating to the financial statements, which appears in the 1999 Annual Report to Shareholders of Irvine Sensors Corporation, which is incorporated by reference in Irvine Sensors Corporation's Annual Report on Form 10-K for the year ended OCtober 3, 1999. We also consent to the incorporation by reference of our report dated December 16, 1997 relating to the financial statement schedules, which appears in such Annual Report on Form 10-K.



PricewaterhouseCoopers LLP
Costa Mesa, California
December 28, 1999